EXHIBIT 22






                            SUBSIDIARIES OF THE REGISTRANT




                                                            Jurisdiction
                                                                 of
          Name                                              Incorporation

          GTS Duratek, Inc.*                                Delaware

          Eastern Electronics Manufacturing
            Corporation                                     Connecticut

          Five Star Group, Inc.                             Delaware
            E. Rabinowe & Co.
            Interstate Paint Distributors
            J. Leven

          GPS Technologies, Inc.*                           Delaware

          Interferon Sciences, Inc.                         Delaware

          MXL Industries, Inc.                              Delaware

          American Drug Company                             Delaware
            NPD Trading (USA), Inc.                         Delaware















          *Less than 100% owned by the Registrant